 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of AGI Inc pertaining to the AGI Inc Partnership Program of our report dated April 30, 2026, with respect to the consolidated financial statements of Agi Financial Holding S.A. included in AGI Inc’s Annual Report (Form 20-F) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG Auditores Independentes S/S Ltda.

São Paulo, Brazil

September 21, 2026